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                                                                    EXHIBIT 3.23

                                     BY-LAWS

                                       OF

                        GENERAL NUTRITION SERVICES, INC.

                                    ARTICLE 1

                                     Offices

                  1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware, or at such other location as shall be selected by the Board of Directors.

                  1.2 Other Offices. The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

                                    ARTICLE 2

Stockholder's Meetings

                  2.1 Location. All meetings of the stockholders shall be held at the registered office of the Corporation in Delaware, or at such other place, either within or without this state, as the Board of Directors may designate.

                  2.2 Annual Meeting. The annual meeting of the stockholders shall be held on the second Thursday in June, in each year if not a legal holiday, and if a legal holiday, then on the next business day following, or at such other date and time as the Board of Directors may designate. At the annual meeting, the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the election of directors is not held on the date designated herein for the annual meeting of stockholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of stockholders as soon as practicable thereafter.

                  2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes other than those regulated by statute, may be called at any time by the Chairman of the Board, the President, a majority of the Board of Directors or the holders of not less than one-fifth of all shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the

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Secretary of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the stockholders to be held thereafter at such time, not less than ten (10) nor more than sixty (60) days thereafter, as the Secretary may fix. If the Secretary shall neglect to issue such call, the person-or persons making the request may issue the call. Business transacted at all special meetings shall be confined to the matters stated in the call and other matters relevant thereto.

                  2.4 Notice of Meetings. Written notice of any special meeting of the stockholders stating the place, the day and year and the general nature of the business to be transacted shall be mailed, postage prepaid, to each stockholder entitled to vote thereat at such address as appears on the transfer books of the Corporation at least five (5) days before such meeting, unless a greater period of notice is required by statute in a particular case.

                  2.5 Quorum. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or by o proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is not present, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

                  2.6 Voting Rights of Stockholders. At every stockholders' meeting, every stockholder entitled to vote shall have the right to one vote for every share standing in his name on the books of the Corporation.

                  2.7 Action without a Meeting. Any action which may be taken at a meeting of the stockholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the stockholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

                  2.8 Telephone Meetings. One or more stockholders may participate in a meeting of stockholders by use of a conference telephone or similar communications equipment which allows all persons participating in the meeting to communicate with one another.

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                                    ARTICLE 3

                                    Directors

                  3.1 General Powers. The business and affairs of the Corporation shall be managed by a board of not less than three nor more than seven directors who need not be residents of Delaware nor stockholders in the Corporation. Except as hereinafter provided in the case of vacancies, each director, except a director who is elected to the first Board of Directors, shall be elected to serve for a term of one year and until his successor shall be duly elected and qualified. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or these By-Laws directed or required to be exercised and done by the stockholders.

                  3.2 Vacancies. Any vacancy in the Board of Directors shall be filled by a majority of the remaining members of the Board, though less than a quorum, and each person so elected shall be a director until his successor is elected by the stockholders who may make such election at the next annual meeting of the stockholders or at any special meeting duly called for that purpose and held prior thereto.

                  3.3 Meetings. The meetings of the Board of Directors may be held at such place within the State of Delaware or elsewhere as a majority of the directors may from time to time determine or as may be designated in the notice calling the meeting. A regular meeting of the Board of Directors shall be held without other notice immediately after and at the same place as the annual meeting of stockholders. The Board may determine the time and place for-holding additional regular meetings without other notice than by resolution. A special meeting of the Board may be called by the Chairman or President on at least 24 hours' notice to each director, given personally or by mail or telegram. A special meeting may also be called by the Chairman, President or Secretary in like manner and on like notice, on the written request of two directors.

                  3.4. Quorum. At all meetings of the Board, a majority of the directors, in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these By-Laws.

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                  3.5      Action without a Meeting. If all the directors shall
consent in writing to any action to be taken by the Corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

                  3.6 Telephone Meetings. One or more directors may participate in a meeting of the Board of Directors by use of a conference telephone or similar communications equipment which allows all persons participating in the meeting to communicate with one another.

                                    ARTICLE 4

                               Executive Committee

                  The Board of Directors may, by resolution adopted by a majority of the whole Board, designate two or more of its number to constitute an Executive Committee which, to the extent provided in such resolution, shall have and exercise the authority to the Board of Directors in the management of the business of the Corporation during the interval between meetings of the Board. Any Vacancy in the membership of the Executive Committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board at each of its regular meetings.

                                    ARTICLE 5

                                    Officers

                  5.1 Number. The executive officers of the Corporation shall be chosen by the Board and shall include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Chairman may designate any Vice President as an Executive Vice President. Any two of the aforesaid offices may be filled by the same person. The Board of Directors nay also chose such other officers and assistant

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officers and agents as the needs of the Corporation may require, and such persons shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be determined by resolution of the Board.

                  5.2 Term of Office. The officers of the Corporation shall hold office until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If any office becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                  5.3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and the Board of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation. The Chairman shall be charged with and have the direction and supervision of all the Corporation's business and operations. The Chairman of the Board or the President shall sign all share certificates of the Corporation or cause them to be signed in facsimile or otherwise as permitted by law.

                  5.4 President. The President shall be the chief operating officer of the Corporation. He shall have general and active management of the business of the Corporation, subject to the authority of the Chairman of the Board, and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation. If the office of Chairman of the Board is vacant, the President shall have the authority to perform the duties of the Chairman.

                  5.5 Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, a Vice President designated by the Board shall perform the duties of the President, and when so acting, shall have all powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

                  5.6 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in the books of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman or President and the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the

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Corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board of Directors for the faithful discharge of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from, office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  5.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and shareholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a minute book to be kept for that purpose; and shall perform like duties for the Executive Committee of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chairman. He shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature.

                                    ARTICLE 6

                        Share Certificates and Transfers

                  6.1 Share Certificates. The share certificates of the Corporation shall be numbered and registered in the share register as they are issued. They shall show the registered holder's name and the number and class of shares represented thereby. Every share certificate shall be signed by the Chairman of the Board or the President and the Secretary or any Assistant Secretary and shall be sealed with the Corporation's seal, which may be a facsimile, engraved or printed thereon. In case any officer who has signed any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issuance.

                  6.2 Transfer of Shares. Upon surrender to the Corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by statute.

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                  6.3      Lost Certificates. The Board of Directors may direct
a new certificate be issued in place of any certificate previously issued by the Corporation alleged to have been destroyed or lost, upon the making of an affidavit of that fact by the person claiming that the share certificate was lost or destroyed, and the Board of Directors when authorizing such issue of a new certificate may, in its discretion and as a condition precedent to the issuance thereof require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation.

                                    ARTICLE 7

                   Corporate Records and Financial Statements

                  7.1 Corporate Records. The Corporation shall keep at its registered office or principal place of business an original or a copy of the proceedings of the stockholders and the Board of Directors; its By-laws, including all amendments thereto, certified by the Secretary; and its share register.

                  7.2 Financial Statements. The Corporation need not provide regular financial statements to the stockholders. Any financial statements which the Board of Directors in its discretion may cause to be sent to the stockholders need not have been examined by an independent certified public accountant nor be accompanied by the report of such accountant.

                                    ARTICLE 8

                                Emergency Powers

                  If due to death or incapacity by illness or injury there should be no Director available to call or attend who has been authorized to manage and direct business of the Corporation, then, until the earliest time upon which a meeting of the stockholders can be convened at which a quorum is represented or until a director is present and capable of action (whichever first occurs), the first of the persons described in the following list who is available and suffering no incapacity shall have authority to manage and direct the operation of the Corporation in continuing the customary business thereof, which authority shall include the power to sign checks upon the bank account of the Corporation: its President, any Vice President, the Treasurer or Secretary.

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                  The person managing and directing the business of the
Corporation under the authority of this section is authorized and directed to call and convene a meeting of the stockholders at the earliest time possible.

                                    ARTICLE 9

                                     Notice

                  Any notice required to permitted to be given to any director, officer or stockholder under these By-laws shall be in writing and shall be deemed to have been delivered if delivered in person or if sent by United States mail or by telegraph charges prepaid, telex, telefax or TWX, addressed to such person at the address shown on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. If such notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with the telegraph office. for transmission to such person.

                                   ARTICLE 10

                                   Amendments

                  The By-Laws of the Corporation may be adopted, amended or repealed by the vote of (i) the stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast hereon or (ii) a majority of the directors then in office, at any regular or special meeting duly convened after notice to the stockholders or directors of such purpose.

                                  CERTIFICATION

                  The foregoing is a true and correct copy of the By-Laws of the Corporation; and said By-Laws have not been rescinded, modified or amended and are in full force and effect on the date hereof.

                                                /s/ Robert V. Dunn
DATED: January 14, 1993                ------------------------------------
                                                    Secretary